SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 25, 2014

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio		44333-3300
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 869-4200
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Attached as Exhibit 99 to this Current Report on Form 8-K, and incorporated herein by reference, is an OMNOVA Solutions Inc. investor presentation to be used by management in various upcoming conferences and investor meetings. This presentation is also available on our website.
The investor presentation attached as Exhibit 99 revises the following amounts which were included in the investor presentation furnished on a Current Report on Form 8-K filed September 25, 2014: the Engineered Surfaces segment operating profit and the amount of depreciation reported for the Performance Chemicals segment, each of which is used in the trailing twelve month EBITDA and Adjusted EBITDA calculations for these segments. The Company’s trailing twelve month consolidated EBITDA and Adjusted EBITDA results were not affected.
This information is not filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended. The furnishing of this presentation is not intended to constitute a representation that such information is required by Regulation FD or that the presentation includes material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99	OMNOVA Solutions Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Vice President, Assistant General Counsel and Secretary
Date:	October 9, 2014

EXHIBIT INDEX

Exhibit No.	Description
99	OMNOVA Solutions Investor Presentation